UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2010
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On April 27, 2010, at the 2010 annual meeting, shareholders approved The Lubrizol Corporation 2010 Stock Incentive Plan. A description of the terms and conditions of the plan, including eligible participants, the shares subject to the plan and the types of awards that may be granted, is on page 9, and a description of the U.S. tax treatment of stock options is on page 10 of our definitive proxy statement for the 2010 annual meeting, filed with the Securities and Exchange Commission on March 17, 2010, which descriptions are incorporated herein by reference and are subject to the full terms of the plan filed herewith as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders
At the 2010 annual meeting held on April 27, 2010, shareholders approved the three proposals presented, which are described in detail in our definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2010. The voting results for each proposal are as follows:

Proposal 1. Election of three directors to new one-year terms.

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Edward P. Campbell	56,226,843	870,275	2,813,081
James L. Hambrick	55,384,295	1,712,823	2,813,081
Gordon D. Harnett	55,378,818	1,718,300	2,813,081
Proposal 2. Confirmation of the Appointment of Deloitte & Touche LLP as the Independent Registered Public Accountant for 2010.

Votes For	Votes Against	Abstentions
58,932,729	912,237	65,233
Proposal 3. Approval of The Lubrizol Corporation 2010 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,479,105	6,732,651	885,363	2,813,081

Item 8.01	Other Events
On April 27, 2010, The Lubrizol Corporation issued a press release announcing that the Board of Directors approved a 16 percent increase in the quarterly dividend. The next quarterly dividend is payable on June 10, 2010, to shareholders of record on May 10, 2010. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits. The following exhibits are filed herewith:

99.1	The Lubrizol Corporation 2010 Stock Incentive Plan (as adopted April 27, 2010).

99.2	The Lubrizol Corporation press release dated April 27, 2010 (filed pursuant to Item 8.01 of Form 8-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2010	THE LUBRIZOL CORPORATION

	By:	/s/ Leslie M. Reynolds
		Name:	Leslie M. Reynolds
		Title:	Corporate Secretary and Counsel

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